Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reaffirms

First Quarter 2009 Guidance

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,

Monday, April 20, 2009

SBA Communications Corporation (“SBA” or the “Company”) announced today that it is reaffirming previously provided guidance for the fiscal quarter ended March 31, 2009.

Quarter ended March 31, 2009*
($’s in millions)
Site leasing revenue	$114.0 to $116.0
Site development revenue	$18.0 to $ 20.0
Total revenues	$132.0 to $136.0
Tower cash flow	$88.0 to $ 90.0
Adjusted EBITDA (1)	$79.5 to $ 81.5
Net cash interest expense (2)	$26.0 to $ 27.0
Cash taxes paid	$0.5 to $ 0.7
Non-discretionary cash capital expenditures (3)	$2.0 to $ 3.0
Equity free cash flow (4)	$48.8 to $ 53.0
Discretionary cash capital expenditures (5)	$10.0 to $ 18.0

*	The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release.
(1)	Excludes acquisition related costs which, commencing January 1, 2009 pursuant to the adoption of Statement of Financial Accounting Standard 141(R), are required to be expensed and included within operating expenses.
(2)	Excludes amortization of deferred financing fees, non-cash interest expense associated with the Optasite credit facility, any non-cash interest expense associated with the adoption of APB 14-1 and any impact of interest rate hedging.
(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(5)	Consists of new tower builds, tower augmentations, tower acquisitions and related earn-outs and ground lease purchases. The Company plans on building 80 to 100 new towers in 2009 for its ownership.

As previously indicated on April 13, 2009, SBA will release its first quarter results on Monday, May 4, 2009, after market close. SBA will host a conference call on Tuesday, May 5, 2009 at 10:00 A.M. ET to discuss these results. The call may be accessed as follows:

When:	Tuesday, May 5, 2009 at 10:00 A.M. ET
Dial-in Number:	(866) 254-5940
Conference call name:	SBA First Quarter Results
Replay:	May 5, 2009 at 12:00 P.M. through May 19, 2009 at 11:59 P.M.
Number:	(800) 475-6701
Access Code:	994994
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding (i) the Company’s financial and operational guidance for the first quarter of 2009; and (ii) the Company’s expectations regarding its tower portfolio growth during 2009, including the Company’s plan to build 80 to 100 new towers, and the impact of such growth on the Company’s 2009 Outlook. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 27, 2009. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (3) the impact, if any, of consolidation among wireless service providers; (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business; (6) the Company’s ability to successfully refinance its debt with maturity dates in 2010 and 2011 ahead of their maturity dates, on favorable terms, or at all; (7) the zoning, weather, availability of labor and supplies and other factors that could affect the Company’s ability to build 80 to 100 towers in 2009; (8) the Company’s ability to acquire land underneath towers on terms that are accretive; (9) the Company’s ability to realize economies of scale from its tower portfolio; (10) the Company’s ability to comply with covenants and the terms of its credit instruments; (11) market conditions and the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates that may affect the Company’s ability to repurchase outstanding debt, refinance its outstanding debt, service its outstanding debt, access current borrowing availability, or impact the Company’s ability to pursue other financing alternatives, including the offering of common stock, convertible securities or securitization transactions; (12) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular; and (13) the continued dependence on towers and outsourced site development services by the wireless carriers.

Non-GAAP Financial Measures

This press release includes guidance relating to the non-GAAP financial measures of Tower Cash Flow, Adjusted EBITDA and Equity Free Cash Flow.

Tower Cash Flow is defined as site leasing segment operating profit excluding non-cash leasing revenue and non-cash ground lease expense. We use Tower Cash Flow because we believe this measure is an indicator of our site leasing operating performance. In addition, Tower Cash Flow is a component of the calculation used by our lenders to determine compliance with our senior secured revolving credit facility. Tower Cash Flow is not intended to be an alternative measure of site leasing gross profit as determined in accordance with GAAP. Tower Cash Flow has certain material limitations. Specifically, this measurement does not include leasing revenue of a non-cash nature and ground lease expense of a non-cash nature which would reflect the straight-line impact of the tenant leases and ground leases associated with our site leasing operations.

Adjusted EBITDA is defined as net income (loss) excluding the impact of net interest expense, provision for taxes, depreciation, accretion and amortization, asset impairment and other charges, non-cash compensation, loss from write-off of deferred financing fees and extinguishment of debt, other income and expense, non-recurring acquisition related integration costs associated with the Optasite and Light Tower acquisitions, acquisition related costs which, pursuant to the adoption of Statement of Financial Accounting Standard 141(R), are required to be expensed and included within operating expenses, non-cash leasing revenue and non-cash ground lease expense. We use Adjusted EBITDA because we believe this item is an indicator of the profitability and performance of our core operations and reflects the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with our senior secured revolving credit facility. Adjusted EBITDA is not intended to be an alternative measure of operating income as determined in accordance with GAAP. Adjusted EBITDA has certain material limitations, including the following:

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It does not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows.

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It does not include depreciation, accretion and amortization expense. As we use capital assets, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits.

•	It does not include provisions for taxes. The payment of taxes is a necessary element of our costs, particularly in the future.

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It does not include non-cash expenses such as asset impairment and other charges, non-cash compensation, other expense/income, non-cash leasing revenue and non-cash ground lease expense. These non-cash items are a necessary element of our costs and our ability to generate profits.

Equity Free Cash Flow is defined as Adjusted EBITDA minus net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid. We use Equity Free Cash Flow because we believe that this measure is an indicator of the amount of cash produced by our business and thus reflects the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with GAAP. The use of Equity Free Cash Flow has certain material limitations. Specifically, this measurement does not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these types of capital expenditures are an integral part of our plans for growth, any measure that excludes these items has material limitations. Furthermore, as the calculations of Equity Free Cash Flow are based on our Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. In addition, by using Adjusted EBITDA as the starting point rather than cash flow from operating activities, timing differences on the cash receipts and disbursements of a number of items, primarily in working capital, are not captured.

We compensate for the limitations in using these non-GAAP financial measures by using them as only three of several comparable tools, together with GAAP measurements, to assist in the evaluation of our profitability, operating results and cash flow from operations. These non-GAAP financial measures for the quarter ended March 31, 2009 will be calculated in the same manner presented in our press release relating to financial and operational results for the fourth quarter and year ended December 31, 2008 furnished as an exhibit to our Form 8-K filed with the SEC on February 27, 2009.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 45,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 226-9232 or visit our website at www.sbasite.com.

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